UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  February 26, 2009

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

57-1173164 (RFS Holding, L.L.C.)
333-107495 333-107495-02	20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Building B, 3rd Floor Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreements.

On February 26, 2009, GE Money Bank and RFS Holding, L.L.C. entered into the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement (the “Designation”), a copy of which is filed with this Form 8-K as Exhibit 4.1.

On February 26, 2009, RFS Holding, L.L.C. and GE Capital Credit Card Master Note Trust (the “Trust”) entered into the Reassignment of Receivables in Removed Accounts and Eighth Amendment to Transfer Agreement (the “Reassignment”) , a copy of which is filed with this Form 8-K as Exhibit 4.2.

Pursuant to the Designation and the Reassignment, certain accounts (the “Removed Accounts”) were removed from the pool of accounts securing the asset-backed notes issued by the Trust, and the Receivables in the Removed Accounts were reconveyed to RFS Holding, L.L.C.  The Removed Accounts were selected from the retailer portfolios of JCPenney, Wal-Mart, Sam’s Club and Lowe’s and were selected for removal based on the related obligors having credit scores as determined by GE Money Bank’s proprietary credit scoring system below a specified level.  On the removal date, the aggregate outstanding balance of the principal receivables in the Removed Accounts represent less than 8% of the total outstanding balance of the principal receivables of the Trust.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Document Description

4.1	Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009, between GE Money Bank and RFS Holding, L.L.C.

4.2	Reassignment of Receivables in Removed Accounts and Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, between GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2009	RFS Holding, L.L.C., as depositor

	By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President